UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

CYTEIR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40499	45-5429901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Spring St, Building A, Suite 510 Lexington, MA, United States	02421
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): 857-285-4140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On July 1, 2021, Cyteir Therapeutics, Inc. (the “Company”), entered into a Second Amendment (the “Amendment”) to the Lease (the “Lease”) with 99 Hayden LLC, successor-in-interest to 128 Spring Street Lexington, which covers certain laboratory and office space at Ledgemont Technology Center at 99 Hayden Avenue, Lexington, Massachusetts (the “Premises”). The Amendment expands the space leased by the Company at the Premises by approximately 5,531 square feet to a total of 20,167 rentable square feet for an additional two years and two months, commencing on October 31, 2023 and expiring on December 31, 2025.

The foregoing description is a summary of certain material terms of the Amendment and is qualified in its entirety by the text of the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Second Amendment to Lease with 99 Hayden LLC, dated July 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTEIR THERAPEUTICS, INC.

By:	/s/ Andrew Gengos
Andrew Gengos
Chief Business Officer

Date:	July 2, 2021